EXHIBIT 99

                         CITIZENS & NORTHERN CORPORATION


                                                    Contact: Craig Litchfield
                                                                 570.724.3411
September 1, 2005                                            Patrick Donnelly
                                                                 607.698.4295
                             FOR IMMEDIATE RELEASE:
                             ---------------------

         CITIZENS & NORTHERN CORP., CANISTEO VALLEY CORP. MERGER CLOSES


     WELLSBORO, PA. and CANISTEO, NY - The merger between Citizens & Northern Corporation and Canisteo Valley Corporation is complete. Closing was effective at 11:59 p.m. Wednesday, August 31, 2005.

     Citizens & Northern Corporation and Canisteo Valley Corporation first announced the signing of a definitive agreement and plan of merger November 22, 2004. Under the agreement, Citizens & Northern Corp. acquired Canisteo Valley Corporation in an all-cash merger transaction. Craig G. Litchfield, C&N chairman, president and CEO, said both Canisteo Valley Corporation and First State Bank will continue as separate entities. He said he expects no changes at First State Bank in the immediate future.

     Canisteo Valley Corporation is the parent company of First State Bank, a New York State chartered commercial bank with offices in Canisteo and South Hornell, NY.

     "All of us at C&N are looking forward to working with the management and staff at First State," Litchfield said. "Everyone there, especially First State Chairman Amy Nugent Farley and President Patrick Donnelly, has been extremely gracious and helpful during this period of transition. We are particularly looking forward to serving the residents of Steuben and Allegany Counties. I am confident that the residents of those counties will appreciate our community-focused banking style and will find us to be a good corporate neighbor."

   "Citizens & Northern Corporation affords First State Bank the resources of a larger institution, which will enhance our performance and enable us to offer more benefits to our customer base," said Donnelly. "We welcome the opportunity to become a part of the C&N family and we're certain our customers will enjoy the many benefits we will be able to offer them."

   Citizens & Northern Corporation is a bank holding company with assets exceeding $1.1 billion and is headquartered in Wellsboro, Pennsylvania. Banking services are provided by its subsidiary, Citizens & Northern Bank, from 20 banking offices in Bradford, Lycoming, Sullivan and Tioga Counties in Pennsylvania. Investment and insurance products are offered through Citizens & Northern Bank's subsidiary, C&N Financial Services Corporation. Citizens & Northern Corporation stock trades on the Nasdaq Small Cap National Market under the symbol CZNC.

  Canisteo Valley Corporation has assets of $42.4 million and delivers services to its customers through its two offices in Canisteo and South Hornell.

Certain statements contained herein may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as "expect", "plan", "anticipate", "target", "forecast" and "goal". Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include changes in monetary and fiscal policies of the Federal Reserve Board and the U. S. Government, particularly related to changes in interest rates, changes in general economic conditions, legislative or regulatory changes, downturn in demand for loan, deposit and other financial services in the Corporation's market area, increased competition from other banks and non-bank providers of financial services, technological changes and increased technology-related costs, changes in accounting principles, or the application of generally accepted accounting principles and other similar outside influences. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.



                                       4